Exhibit 99.1

Joint Filer Information

Name and Address of Reporting Person:	Phlcorp, Inc.

529 East South Temple

Salt Lake City, Utah 84102

Issuer Name and Ticker or Trading Symbol:	Jefferies Group, Inc.

(JEF)

Relationship of Joint Filer to Issuer:	10% Owner (1)
Date of Event Requiring Statement:	May 16, 2008
Designated Filer:	Leucadia National Corporation

Signature:

PHLCORP, INC.

By:/s/ Joseph A. Orlando
Name: Joseph A. Orlando
Title: Vice President
Dated:	May 20, 2008

(1) Reflects 45,492,100 shares of Jefferies common stock directly owned by Baldwin Enterprises, Inc. (“Baldwin”) and indirectly owned by Phlcorp, Inc. (“Phlcorp”) and Leucadia National Corporation (“Leucadia”). Baldwin is a wholly-owned subsidiary of Phlcorp and Phlcorp is a wholly-owned subsidiary of Leucadia.

Joint Filer Information

Name and Address of Reporting Person:	Baldwin Enterprises, Inc.

529 East South Temple

Salt Lake City, Utah 84102

Issuer Name and Ticker or Trading Symbol:	Jefferies Group, Inc.

(JEF)

Relationship of Joint Filer to Issuer:	10% Owner (1)

Date of Event Requiring Statement:	May 16, 2008

Designated Filer:	Leucadia National Corporation

Signature:

BALDWIN ENTERPRISES, INC.

By:/s/ Joseph A. Orlando
Name: Joseph A. Orlando
Title: Vice President

Dated:	May 20, 2008

(1) Reflects 45,492,100 shares of Jefferies common stock directly owned by Baldwin Enterprises, Inc. (“Baldwin”) and indirectly owned by Phlcorp, Inc. (“Phlcorp”) and Leucadia National Corporation (“Leucadia”). Baldwin is a wholly-owned subsidiary of Phlcorp and Phlcorp is a wholly-owned subsidiary of Leucadia.

2